UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Sow Good Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42037	27-2345075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sow Good Inc.

1440 N Union Bower Rd

Irving, TX 7506

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SOWG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2026, SOWG Tanzania Inc., a Delaware corporation and wholly owned subsidiary of Sow Good Inc., a Delaware corporation (the “Company” and, together with SOWG Tanzania, Inc., the “Buyer”), and the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with Ryzon Materials Limited, an Australian unlisted public company (“Ryzon”), Uranex Tanzania Limited (“Uranex”), Magnis Technologies (Tanzania) Limited (“Magnis Tech”), and Uranex ESIP Pty Limited (“Uranex ESIP” and, together with Ryzon, Uranex and Magnis Tech, the “Sellers”), pursuant to which the Company agreed to acquire 100% of the issued and outstanding shares (the “Acquisition”) of Uranex and Magnis Tech, each a wholly owned Tanzanian subsidiary of Ryzon (collectively, the “Targets”). The Targets are the sole holders of the Nachu Graphite Project, an advanced-stage graphite development asset located in the Ruangwa District, Lindi Region of Southern Tanzania (the “Nachu Project”).

Share Purchase Agreement

Pursuant to the terms of the Share Purchase Agreement, the Acquisition values the Nachu Project at an aggregate consideration of AUD$150,000,000 (approximately US$107 million based on the Reserve Bank of Australia (“RBA”) AUD/USD exchange rate as of the date of the Share Purchase Agreement), to be satisfied entirely by the issuance of shares of the Company’s common stock (the “Consideration Shares”), less the amount of Ryzon’s net debt at the closing of the Acquisition (the “Closing”) and less an amount equal to two times the sum of (x) any capital gains tax withholding amount payable by the Buyer to the Australian Taxation Office in connection with the Acquisition and (y) any Tanzanian capital gains tax or withholding tax payable in connection with the Acquisition. The number of Consideration Shares was determined based on the 10-day volume-weighted average price of the Company’s common stock on Nasdaq for the 10 trading days immediately preceding the date of the Share Purchase Agreement, which was US$0.3209, and the RBA AUD/USD exchange rate as of such date, which was 0.7149, resulting in approximately 334,150,145 Consideration Shares (or approximately 22,276,676 Consideration Shares after adjusting for the Company’s announced 15-to-1 reverse stock split) issuable in aggregate to the Sellers, the Broker and the Lenders (each as defined in the Share Purchase Agreement).

Escrow Shares

Of such Consideration Shares, 33,415,014 shares (or 2,227,667 shares after adjusting for the reverse stock split), equal to AUD$15,000,000 (the “Escrow Shares”), will be held back to support the indemnification obligations of the Sellers under the Share Purchase Agreement. The Escrow Shares will be issued pursuant to 222,767 contingent value rights (the “CVRs”), with each CVR entitling the holder thereof to a fractional interest in any Escrow Shares as and when issued in two tranches occurring 12 and 18 months after the Closing, in accordance with the terms of a contingent value rights agreement to be entered into at the Closing (the “CVR Agreement”).

Stockholders Agreement

The Consideration Shares will be subject to lock-up and dribble-out restrictions on resale pursuant to the terms of a stockholders agreement to be entered into between the Company and the Sellers at the Closing (the “Stockholders Agreement”). In addition, the Company will enter into a registration rights agreement at the Closing pursuant to which the Company will register the Consideration Shares for resale under the Securities Act of 1933, as amended.

Closing Conditions

The Acquisition is subject to customary closing conditions, including: (i) the written consent of stockholders of the Company holding a majority of the outstanding common stock of the Company approving the Share Purchase Agreement and the issuance of the Consideration Shares, as required under applicable Nasdaq Listing Rules, including Nasdaq Listing Rule 5635; (ii) receipt of regulatory approvals in Tanzania, including approval from the Fair Competition Commission of Tanzania and approval from the Mining Commission of Tanzania; (iii) no Material Adverse Change (as defined in the Share Purchase Agreement) having occurred with respect to the Business or the Target Group (each as defined in the Share Purchase Agreement) between signing and the Closing; (iv) the Consideration Shares having been approved for listing on Nasdaq, subject to official notice of issuance; (v) execution and delivery of all closing deliverables, including the Stockholders Agreement, the CVR Agreement, certain subscription agreements, and the registration rights agreement; and (vi) other customary closing conditions set forth in the Share Purchase Agreement. If the closing conditions have not been satisfied or waived on or before October 15, 2026 (the “Sunset Date”), the Share Purchase Agreement may be terminated by the Buyer. In addition, if the Share Purchase Agreement is terminated as a result of certain breaches by Ryzon or the failure of certain conditions attributable to Ryzon, Ryzon is required to pay a break fee of AUD$7,500,000 to the Buyer. The Share Purchase Agreement is governed by the laws of Western Australia. There is no assurance that all conditions to the Closing will be satisfied or waived or that the Acquisition will be completed on the terms described herein or at all.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. It is not intended to provide any other factual information about the parties to the Share Purchase Agreement or any of their respective affiliates.

The representations, warranties and covenants contained in the Share Purchase Agreement were made only for the purposes of such Share Purchase Agreement and as of specified dates, were solely for the benefit of the parties to such Share Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Share Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Share Purchase Agreement. In addition, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations, warranties and covenants contained in the Share Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of either of the parties or any of their respective affiliates.

Other than as described in this Current Report on Form 8-K, there are no material relationships between the Company or its affiliates and Ryzon or the Sellers, other than in respect of the Share Purchase Agreement and the transactions contemplated thereby.

In connection with the Acquisition, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) an Information Statement pursuant to Section 14(c) of the Exchange Act of 1934 (the “Information Statement”), in preliminary and definitive form, and other required documents regarding the Acquisition with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE TARGETS, THE ACQUISITION, AND THE RELATED RISKS AND RELATED MATTERS.

The Information Statement will be mailed to stockholders of the Company. Investors will be able to obtain free copies of the Information Statement, as may be amended from time to time, and other relevant documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by the Company, including the Information Statement (when available), will be available free of charge from the Company’s website at www.sowginc.com under the “Investors” tab.

This Form 8-K contains forward-looking statements, including those regarding the closing of the Acquisition. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that actual events may differ, possibly materially, from the anticipated events indicated in these forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the press release attached as Exhibit 99.1 hereto.

Item 8.01	Other Items.

On April 21, 2026, the Company issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit No	Description
2.1*	Share Purchase Agreement, dated April 20, 2026, by and among SOWG Tanzania Inc., Sow Good Inc., Ryzon Materials Limited, Uranex Tanzania Limited, Magnis Technologies (Tanzania) Limited and Uranex ESIP Pty Limited.
99.1	Press Release dated April 21, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

*	Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

Date: April 21, 2026	By:	/s/ Yisroel Goldberg
Yisroel Goldberg
Chief Executive Officer

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